UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2024

PARKS! AMERICA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51254	91-0626756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Oak Grove Road

Pine Mountain, Georgia 31822

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (706) 663-8744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PRKA	OTCPink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2024, the Board of Directors (the “Board”) of Parks! America, Inc. (the “Company”) appointed Charles Kohnen as the interim Chairman of the Board, effective immediately. Mr. Kohnen replaces Dale Van Voorhis as Chairman of the Board. Mr. Van Voorhis will continue to serve as a member of the Company’s Board of Directors. Additionally, on February 7, 2024, the Company terminated Mr. Van Voorhis’ employment as an officer of the Company pursuant to the terms of the employment agreement, dated June 1, 2022, by and between Mr. Van Voorhis and the Company.

Important Additional Information

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with any matters to be considered at the 2024 annual meeting of stockholders of the Company (the “2024 Annual Meeting”). Additionally, the Company, its directors and certain of its executive officers may also be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with any matters to be considered at the special meeting of stockholders of the Company currently scheduled for February 26, 2024 (if held, the “Special Meeting”). In connection with the Special Meeting, the Company filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) on February 1, 2024 (the “Preliminary Proxy Statement”). The Company intends to file a definitive proxy statement and a WHITE Proxy Card with the SEC in connection with any solicitation of proxies from the Company’s stockholders with respect to the 2024 Annual Meeting and a definitive proxy statement and a WHITE Proxy Card with the SEC in connection with any solicitation of proxies from the Company’s stockholders with respect to the Special Meeting. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENTS, THE ACCOMPANYING WHITE PROXY CARDS AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE 2024 ANNUAL MEETING AND TO THE SPECIAL MEETING. The Preliminary Proxy Statement contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to the direct and indirect interests, by security holdings or otherwise, of Lisa Brady, Charles Kohnen, Jeffery Lococo, Richard Ruffolo and Todd White in the Company’s securities can be found in the SEC filings on Forms 4, each dated as of February 6, 2024, which are available at:

(i) https://www.sec.gov/Archives/edgar/data/1297937/000149315224005166/xslF345X05/ownership.xml;

(ii) https://www.sec.gov/Archives/edgar/data/1297937/000149315224005168/xslF345X05/ownership.xml;

(iii) https://www.sec.gov/Archives/edgar/data/1297937/000149315224005170/xslF345X05/ownership.xml;

(iv) https://www.sec.gov/Archives/edgar/data/1297937/000149315224005172/xslF345X05/ownership.xml; and

(v) https://sec.gov/Archives/edgar/data/1297937/000149315224005174/xslF345X05/ownership.xml, respectively. Updated information regarding the identity of potential participants, and their direct or indirect interests in the matters to be considered at the 2024 Annual Meeting and at the Special Meeting, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials that the Company anticipates filing with the SEC in connection with the 2024 Annual Meeting and the Special Meeting. Stockholders will be able to obtain the definitive proxy statement with respect to the 2024 Annual Meeting and the definitive proxy statement with respect to the Special Meeting, including any amendments or supplements to such proxy statements and other documents, if any, filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies would also be available at no charge on the Company’s website at https://animalsafari.com/investor-relations/.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2024

PARKS! AMERICA, INC.

By:	/s/ Todd R. White
Name:	Todd R. White
Title:	Chief Financial Officer

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